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                              EMPLOYMENT AGREEMENT


                      EMPLOYMENT AGREEMENT (this "Agreement"), dated as of January 23, 1998 (the "Effective Date"), between i-STAT CORPORATION, a Delaware corporation having an office at 303A College Road East, Princeton, New Jersey 08540 (the "Company"), and WILLIAM P. MOFFITT, an individual residing at 412 Ramsey Road, Yardley, Pennsylvania 19067 ("Employee").

                                    PREAMBLE

                      Employee is presently serving as President and Chief Executive Officer of the Company. The Company wishes to assure itself of the continued services of Employee, and Employee wishes to continue to serve the Company.

                      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency and receipt whereof is hereby acknowledged, the parties agree as follows:


                      1. Definitions. Unless otherwise defined herein, the following terms shall have the following respective meanings:

                      "Benefit" means those benefits set forth in Section 3.3(a), (b), (c), (d), (e) and (f) herein.

                      "Cause" means (i) any felony conviction or admission of guilt, (ii) any breach or nonobservance by Employee of any material covenant set forth herein, (iii) any willful, intentional or deliberate disobedience or neglect by Employee of the lawful and reasonable orders or directions of the Board of Directors of the Company; provided that the Board of Directors of the Company has given Employee written notice of such disobedience or neglect and Employee has failed to cure such disobedience or neglect within a period reasonable under the circumstances, or (iv) any willful or deliberate misconduct by employee that is materially injurious to the Company.
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              "Change in Control" has the meaning ascribed to such term in the
Company's 1985 Stock Option Plan, as amended to date (the "1985 Plan").

              "Common Stock" means the common stock of the Company, par value $.15 per share.

              "Diminution in Responsibility" means a material diminution in Employee's duties or responsibilities or the assignment to Employee of duties which are materially inconsistent with his duties as President and Chief Executive Officer of the Company or which materially impair Employee's ability to function in his position; provided, however, that no Diminution in Responsibility shall be deemed to have occurred solely as a result of the consummation by the Company of a strategic corporate alliance, partnership or joint venture (in whatever form) pursuant to which any substantial portion of the Company's marketing and sales activities, or research and development activities, or manufacturing activities come under the control of the Hewlett-Packard Company (and its affiliates) or any entity unaffiliated with the Company on the Effective Date.

              "Good Reason" means either a Change in Control or a Diminution in Responsibility.

              "Permanent Disability" means Employee's inability to substantially perform his duties and responsibilities hereunder by reason of any physical or mental incapacity for a period of 180 consecutive days, or two or more periods of 90 consecutive days each in any 360-day period.

                      2. Employment.

                      Subject to the terms and conditions of this Agreement, Employee is hereby employed by the Company to continue to serve as its President and Chief Executive Officer. Employee accepts such employment, and agrees to discharge all of the duties normally associated with said positions, to faithfully and to the best of his abilities perform such other services consistent with his position as a senior executive officer as may from time to time be assigned to him by the Board of Directors of the Company, and to devote all of his business time, skill and attention to such services. Notwithstanding the foregoing, however, Employee may serve on the boards of directors of other companies, and in civic, cultural, philanthropic and professional organizations, so long as such service does not detract from the performance of Employee's duties hereunder. At all times during which Employee remains President and Chief Executive Officer of the Company, Employee shall serve as a member of the Company's Board of Directors and,

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at the request of the Company's Board of Directors, as an officer or director of any Company affiliate, in each case without additional remuneration therefor.

                      3. Compensation and Benefits.

                      3.1 Base Salary. During the term of Employee's employment hereunder, the Company shall pay Employee a salary at the annual rate of $335,000 or such greater amount as the Company's Board of Directors may from time to time establish pursuant to the terms hereof (the "Base Salary"). Such Base Salary shall be reviewed annually and may be increased, but not decreased, by the Board of Directors of the Company in its sole discretion. The Base Salary shall be payable in accordance with the Company's customary payroll practices for its senior management personnel.

                      3.2 Bonus. During the term of Employee's employment hereunder, Employee shall be eligible to continue to participate in the Company's Annual Incentive Program (the "AIP") and the Company's Long Term Incentive Program (the "LTIP"). For each fiscal year of the Company ending during the Employment Term (as hereinafter defined), Employee shall (A) receive a bonus equal to not less than (i) 7.5% of the Base Salary in cash, and options ("Options") under the 1985 Plan to purchase not less than 11,500 Shares ("Shares") of Common Stock of the Company, for achieving the Threshold Level under the AIP; (ii) 15.0% of the Base Salary in cash, and Options to purchase not less than 23,000 Shares, for achieving the Target Level under the AIP; and
(iii) 25.0% of the Base Salary in cash, and Options to purchase not less than 34,500 Shares, for achieving the High Level under the AIP; and (B) be allocated Options under the LTIP to purchase not less than 22,500 Shares (collectively, the "Bonus"). Employee recognizes that the Board of Directors of the Company reserves the right to amend or terminate the AIP and LTIP at any time, in which case the Company shall substitute therefor such other benefits and programs as shall provide Employee with a substantially equivalent opportunity to derive substantially equivalent rewards for performance.

                      3.3 Benefits.

                               (a) Benefit Plans. During the Employment Term,
Employee may participate, on the same basis and subject to the same qualifications as other senior management personnel of the Company, in any benefit plans and policies in effect with respect to senior management personnel of the Company.

                               (b) Reimbursement of Expenses. During the
Employment Term, Company shall pay or promptly reimburse Employee, upon submission of proper

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invoices in accordance with the Company's normal procedures, for all reasonable out-of-pocket business, entertainment and travel expenses incurred by Employee in the performance of his duties hereunder.

                               (c) Vacation. During the Employment Term,
Employee shall be entitled to vacations in accordance with the policies of the Company applicable to senior management personnel from time to time.

                               (d) Use of Automobile. During the Employment
Term, the Company shall provide to Employee for Employee's sole use a current-model automobile selected by Employee and reasonably satisfactory to the Company. The Company shall reimburse Employee for all reasonable operating expenses incurred by him in connection with his use of such automobile in the carrying out of his responsibilities hereunder.

                               (e) Life Insurance Proceeds. During the term of
Employee's employment hereunder, the Company shall maintain a life insurance policy on the life of Employee in the face amount of $2 million, payable upon Employee's death to Employee's designated beneficiaries.

                               (f) Post-Retirement Benefits. Employee shall be
entitled to any post-retirement benefits generally made available to the Company's senior management personnel.

                               (g) Withholding. The Company shall be entitled to
withhold from amounts payable or benefits accorded to Employee under this Agreement all federal, state and local income, employment and other taxes, as and in such amounts as may be required by applicable law.

                      Section 4. Special Option Grant.

                      As of the Effective Date, Employee shall be awarded an option under the 1985 Plan to purchase up to 200,000 shares of Common Stock of the Company at an exercise price of $16.75 per share (the "Special Option"), subject to such terms and conditions as are set forth in the Stock Option Agreement of even date herewith attached hereto as EXHIBIT A (the "Option Agreement") including, without limitation, terms providing for (i) the partial acceleration of the exercisability of the Special Option upon the termination of Employee's employment pursuant to Sections 6.2(b), 6.3(a), 6.3(c) or 6.3(d) hereof, and (ii) the complete acceleration of the exercisability of the Special Option upon a Change in Control.


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                      Section 5. Employment Term.

                      The term of this Agreement (the "Employment Term") shall commence as of the Effective Date and shall end on the close of business on January 22, 2003. The Employment Term shall be automatically extended for additional one-year periods (each a "Renewal Period") unless Employee notifies the Board of Directors or the Board of Directors notifies Employee that the notifying party does not wish to extend such Employment Term at least 90 days prior to the end of the expiration of the Employment Term. Employee's employment hereunder shall be coterminous with the Employment Term, unless sooner terminated as provided in Section 6.

                      Section 6. Termination; Severance Benefits.

                      6.1 Generally. Either the Board of Directors of the Company or Employee may terminate Employee's employment hereunder, for any reason, at any time prior to the expiration of the Employment Term, upon sixty
(60) days prior written notice to the other party. Upon termination of Employee's employment hereunder for any reason, Employee shall be deemed simultaneously to have resigned as a member of the Board of Directors of the Company and from any other position or office he may at the time hold with the Company or any of its affiliates.

                      6.2 Termination by Employee.

                               (a) No Reason. If, prior to the expiration of the
Employment Term, Employee voluntarily resigns from his employment, other than for Good Reason, Employee shall (i) receive no further Base Salary or Bonus hereunder and (ii) cease to be covered under or be permitted to participate in or receive any of the Benefits.

                               (b) Good Reason. If, prior to the expiration of
the Employment Term, Employee terminates his employment hereunder for Good Reason, Employee shall be entitled to (i) a lump sum payment equal to two (2) times his Base Salary in effect on the termination date, plus a cash bonus (the "Severance Bonus") equal to 15% of his Base Salary in effect on the termination date, in the case of termination due to a Change in Control; and (ii) a lump sum payment equal to 1.5 times his Base Salary in effect on the termination date, plus the Severance Bonus, in the case of a termination due to a Diminution in Responsibility. In addition, Employee shall be entitled to exercise the Special Option to the extent provided in the Option Agreement. In order to receive his lump sum payments and other benefits under this subsection, however, Employee must


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voluntarily terminate his employment with the Company within one (1) year of such Change in Control or Diminution in Responsibility, as the case may be.

                      6.3 Termination by the Company.

                               (a) Without Cause. If, prior to the expiration of
the Employment Term, the Company terminates Employee's employment hereunder without Cause, Employee shall be entitled to (i) a lump sum payment equal to 1.5 times his Base Salary in effect on the termination date, plus the Severance Bonus, and (ii) exercise the Special Option to the extent provided in the Option Agreement.

                               (b) For Cause. If, prior to the expiration of the
Employment Term, the Company terminates Employee's employment hereunder for Cause, Employee shall (i) receive no further Base Salary or Bonus hereunder and
(ii) cease to be covered under or be permitted to participate in or receive any of the Benefits; provided, however, that if Employee is terminated for Cause hereunder solely as a result of being convicted of a felony, which conviction is ultimately reversed on appeal or pardoned, Employee shall be deemed to have been terminated without Cause as of the date of such termination for Cause. In such case, in addition to the payment to which Employee would be entitled under clause(i) of Section 6.3(a), Employee shall be entitled to receive interest thereon from the date of Employee's termination for Cause, at the rate of 8% per annum, compounded annually.

                               (c) Upon Permanent Disability. If, prior to the
expiration of the Employment Term, the Company terminates Employee's employment hereunder upon Employee's Permanent Disability, Employee shall be entitled to
(A)(i) a lump sum payment equal to his Base Salary in effect on the termination date plus one-half the Severance Bonus, or (ii), at Employee's election, a sum equal to his Base Salary in effect on the termination date plus one-half the Severance Bonus, payable in substantially equal monthly installments over a period of up to two (2) years from the date of such Permanent Disability; and
(B) exercise the Special Option to the extent provided in the Option Agreement. Employee shall not be entitled to any of the Benefits except to the extent provided in the benefit plans and programs of the Company in which Employee was a participant prior to his termination due to Permanent Disability.

                               (d) Upon Death. If, prior to the expiration of
the Employment Term, Employee dies, Employee shall (A)(i) receive no further Base Salary or Bonus hereunder and (ii) cease to be covered under or receive any of the Benefits, except those payable under the life insurance policy referred to in Section 3.3(e) and except as may be


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provided in the benefit plans and programs of the Company in which Employee was a participant prior to his death; and (B) be entitled to exercise the Special Option to the extent provided in the Option Agreement.

                      6.4 Termination Due to Non-Renewal of Agreement by the Company. In the event the Company notifies Employee under Section 5 that it shall not renew this Agreement for any Renewal Period, Employee shall be entitled to a lump sum payment equal to 1.5 times his Base Salary in effect on the termination date, plus the Severance Bonus.

                      6.5 Additional Benefits upon Termination. In addition to other payments or benefits to which Employee may then be entitled under other provisions of this Agreement, upon Employee's termination for Good Reason or without Cause, Employee shall be entitled to (i) at the Company's expense and during that period of time (the "Severance Period") which corresponds to the period of time which forms the basis for the lump sum payment to which he may then be entitled under Sections 6.2(b) or 6.3(c) hereof, the Benefits set forth in Sections 3.3(a), (d) and (e), on the same terms and conditions as would have applied had Employee continued to be employed, and (ii) at the Company's reasonable expense and during the Severance Period, utilize individual outplacement services from a qualified senior executive outplacement firm.

                      Section 7. Golden Parachute Excise Tax. The Company shall reimburse Employee for (i) any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") on any portion of the compensation or benefits payable to Employee in connection with a Change in Control and (ii) any such excise tax and any other taxes imposed by the Code or under state or local law on the payments provided for in this Section 8. Employee and the Company agree to reasonably cooperate to mitigate the amount of any such tax that might become payable. The Company shall pay to Employee the payments, or portions thereof, provided for in this Section 8 not later than fifteen (15) days prior to the date on which such taxes, or portions thereof, are due as determined by the tax counsel referred to below. Tax counsel selected by the Company and reasonably acceptable to Employee shall determine whether the payments provided for by this Section 8 shall be required, based on the actual tax rates to which Employee is subject at the time. Employee shall provide such counsel with such information as such counsel reasonably requests in connection with such determination. All determinations of tax counsel shall be binding on Employee and the Company. Tax counsel shall determine that payments shall be due hereunder only if, and to the extent that, it is more likely than not that the payments or benefits are subject to a tax. In making the determinations required by this Section 8, tax counsel may rely on benefit consultants, accountants or other experts. The Company agrees to pay all reasonable fees and expenses of such tax counsel. If, subsequent to the payment to Employee of


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payments pursuant to this Section 8, the tax counsel referred to in this Section
8 reasonably determines that the amount of the payments paid pursuant to this
Section 8 are greater than, or less than, the amount required to have been paid, Employee shall reimburse the Company an amount, or the Company shall pay to Employee an additional amount, respectively, based upon such determination. In the event that tax counsel referred to in this Section 8 reasonably determines that Employee is required to pay excise tax, interest or penalties to a governmental taxing authority as a result of his non-payment of taxes where such tax counsel had determined that such taxes need not be paid, the Company shall pay to Employee an additional amount equal to (A) the amount of such interest and/or penalties, (B) the excise tax which was not paid and (C) any excise tax and any other taxes imposed by the Code or under state or local law on the payments provided for in this sentence.

                      Section 8. General.

                      8.1 Governing Law. This Agreement shall be construed, interpreted and governed by the laws of the State of New Jersey, without regard to the conflicts of law rules thereof.

                      8.2 Binding Effect. This Agreement shall extend to and be binding upon Employee, his legal representatives, heirs and distributees and upon the Company, its successors and assigns regardless of any change in the business structure of the Company.

                      8.3 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party without the prior written consent of the other party.

                      8.4 Entire Agreement. Except for any stock option or stock award agreements between the parties, this Agreement contains the entire agreement of the parties with respect to the subject matter hereof. No waiver, modification or change of any provision of this Agreement shall be valid unless in writing and signed by both parties.

                      8.5 Waiver. The waiver of any breach of any duty, term or condition of this Agreement shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or any other duty, term or condition of this Agreement.


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                      8.6 Severability. If any provision of this Agreement shall be unenforceable in any jurisdiction in accordance with its terms, the provision shall be enforceable to the fullest extent permitted in that jurisdiction and shall continue to be enforceable in accordance with its terms in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                      8.7 Resolution of Disputes. Any disputes arising under or in connection with this Agreement between Employee and the Company (or any officer, director, employee or agent of the Company) shall, at the election of Employee or the Company, be resolved by confidential binding arbitration, to be held in Princeton, New Jersey (or in such other location as the Company may at the time be headquartered) in accordance with the rules and procedures of the Model Employment Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                      8.8 Notices. All notices pursuant to this Agreement shall be in writing and shall be sent by prepaid certified mail, return receipt requested or by recognized air courier service addressed as follows:

                      (i)      If to the Company to:

                               i-STAT Corporation
                               303A College Road East
                               Princeton, New Jersey  08540
                               Attention: Chairman of the Board

                               copy to:

                               Paul, Hastings, Janofsky & Walker
                               1055 Washington Boulevard
                               Stamford, Connecticut  06901
                               Attention:  Esteban A. Ferrer, Esq.


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                      (ii)     If to Employee to:

                               Mr. William P. Moffitt
                               412 Ramsey Road
                               Yardley, PA 19067

or to such other addresses as may hereinafter be specified by notice in writing by either of the parties, and shall be deemed given three business days after the date so mailed or sent.

                      8.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

                      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WITNESS

_____________________________________   ________________________________________
Name:                                   WILLIAM P. MOFFITT



                                        i-STAT CORPORATION
WITNESS

_____________________________________   By _____________________________________
Name:                                      Name:  Curtis J. Crawford
                                           Title: Chairman of the Board


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